Exhibit 99.2

Contacts:

For More Information:

CCG Investor Relations Crocker Coulson, President 10960 Wilshire Boulevard, Suite 2050 Los Angeles, CA 90024 (310) 231-8600 crocker.coulson@ccgir.com	Applied Imaging Corp. Terry Griffin, Chief Financial Officer 120 Baytech Drive San Jose, CA 95134 (408) 719-6400 tgriffin@aicorp.com

FOR IMMEDIATE RELEASE:

Applied Imaging Corp. Retains Aquilo Partners To Explore Strategic Options

SAN JOSE, Calif., January 26, 2006 — Applied Imaging Corp. (Pink Sheets: AICX.PK) announced today that the Company has retained investment bank Aquilo Partners to assist Management in exploring strategic alternatives to maximize shareholder value. The Company believes that now is an opportune time to launch such an initiative, given the resolution in 2005 of outstanding legacy corporate issues, enhancement of the financial and operating performance of its core businesses, and further development of its CTC, Inc. subsidiary.

“In 2005, we successfully resolved a number of significant legacy corporate issues, including restatement of our financial statements dating back to 2002, a patent infringement lawsuit, and a dispute with the UK tax authorities. At the same time, we improved our financial and operational performance in several key areas,” stated Applied Imaging Corp. President and CEO Robin Stracey. “We rolled out several new high value software releases for clinical cytogenetics that further strengthened our market-leading competitive position. We also made progress in pathology with several enhancements to our Ariol® pathology workstation and FDA 510(k) approval of our Her-2/FISH application, the fifth application to be approved on the system. And, we have made significant progress in adapting the Ariol® rare cell detection algorithm for use with circulating tumor cells. Given these achievements, we think now is an appropriate time to explore alternatives that may better position us to implement our growth strategy.”

About Applied Imaging

Applied Imaging Corp., based in San Jose, California, is the leading supplier of automated imaging and image analysis systems for the detection and characterization of chromosomes and molecular markers in genetics and pathology applications. The Company develops, manufactures and markets a range of scanning and image analysis systems for both conventional (brightfield) and fluorescent microscopic analysis of cellular and tissue specimens. Products are sold to hospital laboratories, cancer centers, prenatal clinics and research institutions for both research and clinical purposes. The Company has installed over 4,000 of its systems in over 1000 laboratories in more than 60 countries around the world. Beyond its core business, through its wholly-owned subsidiary, CTC, Inc., the Company is also developing a system for the detection, quantification and characterization of tumor cells in the blood of cancer patients.

More information about Applied Imaging can be found at www.aicorp.com.

About Aquilo Partners

Aquilo Partners (www.aquilopartners.com) is an investment bank, located in San Francisco, California, that provides corporate finance, M&A, and strategic advisory services to public and private life science companies.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements as defined in the Private Securities Litigation Reform Act of 1995, regarding, among other matters, the timing of the Company’s exploration of strategic options and decisions, if any, that may result from this endeavor. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to differ materially from the statements contained herein. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including the failure of Aquilo Partners to identify appropriate strategic options, the failure of the Company to execute or consummate any appropriate strategic options, and other such factors as set forth in “Business—Additional Factors that Might Affect Future Results,” commencing on page 11 of Applied Imaging’s Form 10-K for 2004, filed with the Securities and Exchange Commission on April 27, 2005. The forward-looking statements in this news release are made as of January 26, 2006, and Applied Imaging is under no obligation to revise or update the forward-looking statements.